UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2022

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 Appointment of Principal Accounting Officer

On December 8, 2022, the Board of Directors (the “Board”) of Evolution Petroleum Corporation (the “Company”) approved the appointment of Kelly M. Beatty, age 39, as Principal Accounting Officer of the Company, effective December 8, 2022 (the “Effective Date”).  Ms. Beatty is a certified public accountant in the State of Texas, and, prior to joining the Company in February 2022, she was the Controller at QuarterNorth Energy, a privately held offshore oil and gas company, for three years. She also spent 10 years in financial reporting positions with other public oil and gas companies, including Petrohawk Energy Corporation and Halcon Resources Corporation.  Ms. Beatty began her career in 2006 in the assurance practice at Ernst & Young LLP.  She received Masters of Science and Bachelor of Business Administration degrees in Accounting from Texas A&M University at College Station.

Item 5.07Submission of Matters to a Vote of Security Holders.

On December 8, 2022, the Company, a Nevada corporation, held its 2022 Annual Meeting of Stockholders (the "Annual Meeting") in Houston, Texas at the Company’s principal executive offices. The stockholders of the Company considered and voted upon the three proposals listed below, each of which is more fully described in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 27, 2022. Holders of 27,744,980 shares of common stock of the Company, representing approximately 83% of the Company's 33,546,236 issued and outstanding shares of common stock as of the October 14, 2022 record date, were present in person or by proxy at the Annual Meeting, which constituted a quorum for such meeting. The final voting results with respect to each of the proposals is set forth below.

Proposal 1. The Company's stockholders elected six directors, each to serve a one-year term until the 2023 Annual Meeting of Stockholders, or until their respective successors are elected and qualified. The results of the voting for each nominee were as follows:

Name of Nominee	For	% of Vote*	Withheld	Broker Non-Votes
Myra C. Bierria	20,357,841	97.1%	610,881	6,776,258
Edward J. DiPaolo	18,201,035	86.8%	2,767,667	6,776,258
William E. Dozier	19,666,947	93.8%	1,301,755	6,776,258
Marjorie A. Hargrave	20,093,290	95.8%	875,432	6,776,258
Robert S. Herlin	18,887,084	90.1%	2,081,618	6,776,258
Kelly W. Loyd	20,154,876	96.1%	813,846	6,776,258

No other person received any votes.

Proposal 2. The stockholders ratified the appointment of Moss Adams LLP, as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2023.  The voting results were as follows:

For	% of Vote*	Against	Abstain	Broker Non-Votes
27,589,363	99.4%	77,689	77,928	—

Proposal 3. The stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers. The voting results were as follows:

For	% of Vote*	Against	Abstain	Broker Non-Votes
19,998,893	95.4%	692,530	277,299	6,776,258

* Any broker non-votes count toward the determination of a quorum for the Annual Meeting, but are excluded from the denominator in the calculation of the percentage of shares voting. Abstentions are counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and have the same effect as negative votes. Broker non-votes are not counted as votes cast, and therefore they have no effect on the outcome of the matters presented at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Date: December 9, 2022	By:	/s/ RYAN STASH
	Name:	Ryan Stash
	Title:	Senior Vice President and Chief Financial Officer